UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Duoyuan Printing, Inc.
(Exact Name of Registrant as Specified in its Charter)

Wyoming (State of Incorporation or Organization)	91-1922225 (I.R.S. Employer Identification no.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, People’s Republic of China (Address of principal executive offices)	102600 (zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares, par value $0.001 per share	The New York Stock Exchange, LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file number to which this form relates:     333-161813
Securities to be registered pursuant to Section 12(g) of the Act:     Not Applicable

Item 1.          Description of Registrant’s Securities to be Registered.
The description of the common shares, par value $0.001 per share (the “Common Shares”), of Duoyuan Printing, Inc. (the “Registrant”) included under the captions “Description of Securities to be Registered” and “Shares Eligible for Future Sale” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-161813), as amended (including subsequent amendments, the “Registration Statement”), is incorporated by reference into this registration statement. The description of the Common Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, related to the Registration Statement, shall be deemed incorporated by reference into this registration statement.
Item 2.          Exhibits.
Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DUOYUAN PRINTING, INC.
Date: November 2, 2009	By:	/s/ Christopher Patrick Holbert
Christopher Patrick Holbert
Chief Executive Officer